UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2007

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On March 8, 2007, Andrew R. Jones was elected to the board of directors of Cornell Companies, Inc. (“the Company”).  In joining the board, Mr. Jones becomes a member of the compensation committee.  As a non-employee director, Mr. Jones will be paid, at his election, an annual fee of either $35,000 in cash or $45,000 in stock, plus reimbursement of expenses for all services as a director, including committee participation or special assignments.  Mr. Jones also will receive compensation for his service on the compensation committee and for attendance at board and committee meetings, all as described in the Company's proxy statement for the 2006 Annual Meeting of Shareholders.

In connection with Mr. Jones' election to the board, effective as of March 9, 2007, the Company entered into an agreement with Mr. Jones and affiliates of the North Star Group, as well as Nelson Obus and affiliates of the Wynnefield Group.  Under the agreement, the Company has agreed to appoint a specified list of candidates for election to the board of directors at the Company's 2007 Annual Meeting of Shareholders.  The list will include current board members James E. Hyman, Zachary R. George, Richard Crane, Alfred Jay Moran, Jr., D. Stephen Slack, Anthony R. Chase, Todd Goodwin and Andrew R. Jones.  In addition, the list will include Max Batzer, a representative from Wynnefield Group.  Board member Sally L. Walker will not seek re-election.  Ms. Walker’s decision not to seek re-election is not the result of any disagreement with the Company.  A copy of the agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Departure of Director

Effective as of March 8, 2007, Leon Clements resigned from the board of directors of the Company after having served on the board since June 2005.  At the time of his resignation, Mr. Clements served as chairman of the nominating/governance committee and was a member of the audit committee.  Mr. Clements’ decision to resign was not the result of any disagreement with the Company.

Item 7.01            Regulation FD Disclosure.

The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On March 9, 2007, Cornell issued a press release announcing that Andrew R. Jones had been elected to the board of directors and that Leon Clements had resigned from the board.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including the risks and uncertainties we discuss in our filings with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Each forward looking-statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward looking-statement, whether as a result of new information, future events or otherwise.

Item 9.01            Financial Statements and Exhibits.

                (d)           Exhibits.

Exhibit No.	Description
99.1	Agreement dated March 9, 2007, between Cornell Companies, Inc., North Star Group, and Wynnefield Group regarding election and nomination of certain persons to the Company’s board of directors.
99.2	Press release dated March 9, 2007, regarding election of Andrew R. Jones to board of directors and resignation of Leon Clements from board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: March 12, 2007

	By:	/s/ Patrick N. Perrin
Patrick N. Perrin
Senior Vice President, Chief Administrative Officer, and Secretary